Exhibit 5.1

1100 ONEOK Plaza 100 West Fifth Street Tulsa, Oklahoma 74103-4217 Telephone (918) 595-4800 Fax (918) 595-4990 www.gablelaw.com		Fifteenth Floor One Leadership Square 211 North Robinson Oklahoma City, OK 73102-7101 Telephone (405) 235-5500 Fax (405) 235-2875

February 25, 2020

ONE Gas, Inc.

15 East Fifth Street

Tulsa, Oklahoma 74103

Re:	Registration Statement on Form S-3

Under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as counsel to ONE Gas, Inc., an Oklahoma corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), related to the registration of 1,302,606 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for sale under the Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”), as more fully described in the Registration Statement.

In arriving at the opinion expressed below, we have examined originals or copies of all corporate records, certificates of officers of the Company and of public officials and other documents as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

We have assumed without independent investigation that:

(i) at the time any Shares are issued under the Plan, the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the time any Shares are issued under the Plan, all corporate or other actions required to be taken by the Company to duly (a) authorize the issuance of such Shares will remain in full force and effect and (b) effect the issuance of such Shares, including the execution (if certificated) and delivery thereof, will occur; and

ONE Gas, Inc. February 25, 2020 Page 2

(iii) upon issuance of any Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation, as then in effect, and other relevant documents.

Based on such examination and review, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Shares to be issued under the Plan are issued and delivered by the Company upon receipt of the consideration therefor as provided in the Plan and otherwise in accordance with resolutions of the Company’s Board of Directors authorizing and approving the Plan and the registration of the Shares, the Plan and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the laws of the State of Oklahoma, and we express no opinion as to the effect of the laws of any other jurisdiction. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Each of the matters set forth in this letter is as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any of the matters set forth herein or in any matters upon which the opinions and views set forth in this letter are based.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours, /s/ Gable Gotwals